ASSET PURCHASE AGREEMENT


          THIS AGREEMENT, dated as of July 20, 1998 (the "Agreement"), is entered into by and between MIKE'S ORIGINAL, INC., a Delaware corporation ("Purchaser"); and JERRY'S ICE CREAM CO., INC., a New York corporation ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller is engaged in the business of the full service distribution of ice cream (the "Business"); and

     WHEREAS, Seller and Purchaser desire to enter into this Agreement pursuant to which Seller proposes to sell to Purchaser and Purchaser proposes to purchase from Seller substantially all of the assets of Seller.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE 1
                             ASSET PURCHASE AND SALE

     Section 1.1 Agreement to Sell. At the Closing (as hereinafter defined) and except as otherwise specifically provided in this Article 1, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to (a) the Business as a going concern, and (b) all of the assets, properties and rights of Seller, of every kind and description, real, personal and mixed, tangible and intangible, wherever situated (which Business, assets, properties and rights are hereinafter collectively referred to as the "Assets "), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature except for the Excluded Assets set forth in Section 1.3 hereof.

     Section 1.2 Included  Assets.  Except as otherwise  expressly  set forth in
Section 1.3 hereof, the Assets shall include without limitation the following assets, properties, and rights of Seller:

          (a) All rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificate of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization except for such agreements that Seller has notified Purchaser of in writing that Seller cannot transfer to Purchaser due to Seller's inability to secure the consent to the assignment from the other party to the Agreement;

          (b) All machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, goods and other tangible personal property, including, but not limited to, the Assets set forth on Schedule 1.2 annexed hereto;

          (c) All technologies, methods, formulations, databases, trade secrets, know-how, inventions, computer software (including documentation and related object codes) and other intellectual property;

          (d)  All office supplies;

          (e) All rights under any patent, trademark, service mark, tradename or copyrights, whether registered or unregistered, and any applications therefor (the "Marks");

          (f) All rights arising under express or implied warranties relating to the Assets;

          (g) All information, files, records, data, plans, contracts and recorded knowledge, including client and vendor lists related to the foregoing;

          (h) An irrevocable  option for ten (10) years, which is hereby granted
(i) to purchase all of the issued and outstanding capital stock of Seller for a purchase price of One Dollar ($1.00), provided that Seller shall first divest Seller of all assets other than contracts for the distribution of ice cream and other food products, including but not limited to its distribution agreements with Haagen-Daz, which shall be transferred to Purchaser as an asset of Seller upon exercise of the option, or (ii) to have Seller assign to Purchaser all rights under any or all ice cream or other product distribution agreements of Seller with its suppliers, including but not limited to Seller's distribution agreements with Haagen-Daz and Baskin-Robbins. This option shall survive the Closing.


     Section 1.3 Excluded Assets. Notwithstanding anything to the contrary set forth herein, the Assets shall not include any of the following (hereinafter collectively referred to as "Excluded Assets"):

          (a) The corporate seals, certificates of incorporation, minute books, stock books, tax returns, books of account or other constituent records relating to the corporate organization of Seller;

          (b)  Cash and cash equivalents;

          (c)  All accounts, notes and other receivables; and

          (d) The rights which accrue to Seller under this Agreement.

     Section 1.4 Agreement to Purchase. At the Closing, Purchaser shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price (as hereinafter defined).

     Section 1.5 The Purchase Price. The purchase price for the Assets shall be Four Hundred Ninety Thousand Dollars ($490,000.00), (the "Purchase Price"). The Purchase Price was calculated based upon a Federal tax year showing annual sales of $705,000 for the calendar year end 1996. Since the date of this Agreement, Seller's actual annual sales have increased. At Closing, a calculation will be made as to the increase in sales and as to the allocated portion of the increase in sales for the years 1997 and 1998 (annualized) and the Seller shall be entitled to receive as an additional Purchase Price a sum equal to $.55 on each dollar of increased sales as same is calculated by Purchaser, provided the accounts are of the same quality. Any increase in the Purchase Price shall be payable in shares of Purchaser's common stock, in accordance with the terms of
Section 1.6.

     Section 1.6 Payment of Purchase Price. At the Closing, Purchaser shall pay to the Seller Two Hundred Five Thousand ($255,000.00) Dollars (the "Cash Payment") of the Purchase Price by certified check which amount reflects a credit against the Purchase Price equal to $15,000, which represents a sum previously paid by Purchaser to Seller. The remaining Two Hundred Twenty Thousand ($220,000.00) Dollars of the purchase price shall be payable to the Seller as follows:

          (a) Fifty Two Thousand ($52,000) Dollars shall be payable in accordance with the terms and conditions of a Promissory Note in substantially the Form of Exhibit 1.6(a)-1 annexed hereto (the "Note"), which Note shall have a repayment term of six (6) months and shall not bear interest and which shall be secured by a purchase money security interest as set forth in the security agreement (the "Security Agreement") attached hereto as Exhibit 1.6(a)-2.

          (b) One Hundred Seventy Thousand ($170,000) Dollars shall be payable by delivery to Seller in shares of Common Stock, par value $.001 per share ("Common Stock") of the Purchaser, the number of which shall be determined by dividing $170,000 by 88% of the Market Price of a share of Common Stock (collectively, the "Shares"). For the purposes of this Agreement, "Market Price" shall mean the average closing sale price of a share of Common Stock for the ten
(10) trading days prior to the Closing Date.

     Section 1.7 Purchase of Seller's Inventory. In addition to the Purchase Price, Purchaser shall, withing fifteen (15) days of the Closing, pay Seller its cost for the inventory and stock-in-trade of Seller delivered to Purchaser that is in good and saleable condition as of the Closing.

     Section 1.8 Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, except as set forth in Schedule 3.4 (b) (Leases), in no event shall Purchaser assume, incur or become responsible for any liability or obligation of the Seller of any nature whatsoever, whether now or hereafter existing. The liabilities and obligations of Seller which Purchaser shall not assume, incur or become responsible for are referred to herein as "Excluded Liabilities".

     Section 1.9 Prorations. All property and ad valorem taxes, business licenses, permits, leasehold rentals, utilities and other customarily proratable expense of Seller relating to the Assets payable prior to or subsequent to the Closing Date and relating to the period of time both prior to and subsequent to the Closing Date will be prorated between Purchaser and Seller as of the Closing Date. If the actual amount of any proratable item is not known as of the Closing Date, such proration will be based on the previous year's assessment of such item or such other reasonable basis for estimating such amount as the parties may select, and the parties agree to adjust such proration and pay any underpayment or reimburse any overpayment promptly after the actual amount becomes known. In the event any sales, use, excise, value added or other similar taxes become due as a result of the transactions contemplated by this Agreement, Purchaser and Seller shall each be responsible for and shall pay one-half of all such taxes.

     Section 1.10 Allocation of Purchase Price. The parties shall agree on the allocation for tax purposes of the Purchase Price to be paid for the Assets prior to or upon the Closing.

                                    ARTICLE 2
               CLOSING; ITEMS TO BE DELIVERED; FURTHER ASSURANCES

     Section 2.1 Closing. The consummation of the transactions contemplated by this Agreement is herein referred to as the "Closing". The "Closing Date" shall be the date on which the Closing occurs. The Closing shall occur within ten (10) business days of the satisfaction or waiver of the conditions set forth in
Article 6 hereof, but in no event shall the Closing Date be a date which is later than December 15, 1998. The Closing shall take place at the office of Purchaser's securities counsel located on Long Island, New York, or at such other place upon which the Purchaser and Seller shall mutually agree.

     Section 2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

          (a)  Seller shall deliver to Purchaser the following:

               (i) Such bills of sale with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in purchaser all of Seller's right, title and interest in and to the Assets, including without limitation, (A) good and valid title in and to all of the Assets owned by Seller,
                    (B) good and valid leasehold interest in and to all of the Assets leased by Seller as lessee, and (C) all of Seller's rights under all agreements, contracts, commitments, leases, plans, bids, quotations, proposals, instruments and other documents included in the Assets to which Seller is a party or by which it has rights on the Closing Date; and

               (ii) All  of  the  agreements,  contracts,  commitments,  leases, plans, bids, quotations, proposals, instruments, computer programs and software, data bases whether in the form of computer tapes or otherwise, related object and (to the extent available) source code, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondence, legal opinions, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to Seller which are part of the Assets;

               (iii)Audited  financial  statements  for Seller's last two fiscal years; and

               (iv) Estoppel  certificates from the applicable lessors set forth in Schedule 3.4 (b) indicating the total principal and lease payments due under such leases;

               (v) A Lease in form and substance satisfactory to Purchaser for the current principal place of business of Seller as described in Section 6.1 (j) hereof;

               (vi) A  certificate   of  the   corporate   secretary  of  Seller
                    certifying that all transactions contemplated hereby have been duly approved by the Board of Directors and shareholders of Seller and that the officer of Seller executing this Agreement is duly authorized to do so;

               (vii)Such  other   documentation   as  Purchaser  may  reasonably
                    require to assure the continuation of certain franchises which Purchaser determines to be necessary for the continued operations of Seller's business;

and simultaneously with such delivery, all such reasonable steps will be taken as may be required to place Purchaser in actual possession and operating control of the Assets.

          (b) Purchaser shall deliver to Seller the following:

               (i)  The Cash Payment;

               (ii) The Note;

               (iii)The Shares; and

               (iv) The Security Agreement (as defined in Section 1.6(b).

          (c) The parties hereto also shall deliver to each other the documents and instruments referred to in Article 6 hereof.

     Section 2.3 Further Assurances. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably request in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Purchaser as follows:

     Section 3.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Except as set forth in Schedule 3.1, Seller has no subsidiaries and there are no other entities which Seller directly or indirectly controls or is controlled by and Seller is not a party to any joint venture and is not a partner of any partnership. Seller is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification.

     Section 3.2 Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Seller. The Board of Directors and shareholders of Seller have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     Section 3.3 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Seller; (ii) any contract or lease to which Seller is a party; (iii) any judgment, decree or order of any court or governmental authority or agency to which Seller is a party or by which Seller or any of its respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Seller. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Seller is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation of the transactions contemplated hereby.

     Section 3.4  Ownership of Assets and Related Matters.

          (a) Real Property. The Seller does not own any real property nor is any ownership interest in real property included in the Assets.

          (b) Leases. Schedule 3.4(b) sets forth a true and complete list of all leases and agreements, including licensing rights, of Seller granting possession of or rights to real or personal property included in the Assets (the "Scheduled Leases and Licenses"). All such Scheduled Leases and Licenses are in full force and effect and constitute the legal, valid, binding and enforceable obligations of Seller, and are legal, valid, binding and enforceable in accordance with their respective terms with respect to each other party thereto, in each case to the extent material to the business and operations of the Business. There are no existing defaults of Seller with respect to such Scheduled Leases and Licenses or, to the knowledge of the Seller, of any of the other parties thereto.

          (c) Personal Property. Seller has good and marketable title to all of the Assets, and Seller owns the Assets free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

          (d) Necessary Assets. The Assets constitute all of the assets necessary to conduct the operations of the Business in accordance with Seller's past practices. As of the date hereof, all of the Assets are in good operating condition and repair subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations applicable thereto.

          (e) No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of the Assets or any interest therein.

     Section 3.5 Legal Proceedings. Except as set forth in Schedule 3.5, there are no suits, actions, claims, proceedings or investigations pending, or, to the best knowledge of the Seller, threatened against, relating to or involving the Seller, the Business or the Assets before any court, arbitrator or administrative or governmental body. The Business is not subject to any judgment, decree, injunction, rule or order of any court, and, to the knowledge of the Seller, the Seller is not subject to any governmental restriction, which is reasonably likely to cause a material limitation on Purchaser's ability to acquire the Assets or operate the Business after the Closing. All suits, actions, claims, proceedings or investigations of Seller, including, but not limited to those set forth in Schedule 3.5, shall remain the sole obligation and responsibility of Seller before and after the Closing.

     Section 3.6 Compliance with Law. Seller has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on the Business as it is currently being conducted, to own the Assets and to transfer the Assets to Purchaser.

     Section 3.7 Insurance. Seller believes that the Assets and the Business have been and are insured by financially sound and reputable insurers in such amounts and against such risks as are reasonable in relation to its business. Seller has made available to Purchaser true and complete copies of all insurance policies covering the Assets and/or the Business. Seller shall bear all risk of loss to the Business and the Assets until the Closing.

     Section 3.8 Environmental Matters. The operations of the Business are in compliance in all material respects with all statutes, regulations and ordinances relating to the protection of human health and the environment. There has been no release of a hazardous substance into the environment at any property owned, leased or used by the Seller (the "Premises") including, without limitation, any such release in the soil or groundwater underlying the Premises. There is no asbestos, polychlorinated biphenyls or underground storage tanks located on the Premises and there have been no releases of asbestos, polychlorinated biphenyls or materials stored in underground storage tanks, including, without limitation, petroleum or petroleum-based materials. The Seller has not received notice of any violation of any environmental statute or regulation nor has it been advised of any claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party with respect to the Assets or the operation of the Business.

     Section 3.9 Patents, Trademarks, Trade Names. Schedule 3.9 sets forth a true and complete list of all Marks used or owned by Seller. Seller owns, or has the right to use pursuant to valid and effective agreements, all Marks, and all such rights shall be assigned and transferred to Purchaser in connection with the consummation of the transactions contemplated hereby. To the best knowledge of the Seller, (i) no claims are pending against Seller by any person with respect to the use of any Mark or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and (ii) the current use by Seller of the Mark does not infringe on the rights of any third party.

     Section 3.10 Bulk Sales Compliance. Except as set forth in Sections 1.6 and
1.8 hereof, Seller shall be responsible for and shall satisfy all claims of all creditors of Seller arising out of transactions occurring prior to Closing.

     Section 3.11 Brokers, Finders and Investment Bankers. Neither Seller nor any of its respective officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby.

     Section 3.12 Other Liabilities. Other than the Assumed Obligation, there are no other obligations, liabilities or claims associated with the Assets or the Business that shall not remain with Seller and remain Seller's obligation responsibility before and after the Closing.

     Section 3.13 Disclosure. No representation, warranty or covenant made by Seller in this Agreement, or the Schedules or Exhibits attached hereto contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.





                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Seller as follows:

     Section 4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     Section 4.2 Authorization. Upon the duly and validly obtained approval of the execution, delivery and performance of this Agreement from the Board of Directors of the Purchaser: (i) Purchaser shall have full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby;
(ii) the execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder and the consummation of the transactions provided for herein shall have been duly and validly authorized by all necessary corporate action on the part of Purchaser; and (iii) this Agreement shall have been duly executed and delivered by Purchaser and shall constitute the valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     Section 4.3 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) any contract, agreement, commitment or understanding to which Purchaser is a party or to which it or any of its properties is subject, (iii) any judgment, decree or order of any court or governmental authority or agency to which Purchaser is a party or by which Purchaser or any of its respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Purchaser. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Purchaser is required in connection with the execution, delivery or performance of this Agreement by Purchaser or the consummation of the transactions contemplated by this Agreement by Purchaser.

     Section 4.4 Disclosure. No representation, warranty or covenant made by Purchaser in this Agreement or the Schedules or Exhibits attached hereto contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

     Section 4.5 Brokers, Finders Investment Bankers. Neither Purchaser nor any of its respective officers, directors or employees has employed any broker or finder in connection with this transaction.

     Section 4.6 Legal Proceedings. Except as set forth in Schedule 4.6, there are no suits, pending, or, to the best knowledge of the Purchaser, threatened against, relating to or involving the Purchaser, before any court.

                                    ARTICLE 5
                        CERTAIN COVENANTS AND AGREEMENTS

     Section 5.1 Conduct of Business by Seller. From the date hereof to the Closing Date, Seller will, except as required in connection with the transactions contemplated by this Agreement or consented to in writing by
Purchaser:

          (a) Except and only to the extent necessary to secure new product distribution opportunities, carry on the Business in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment with respect to the Business except those in the ordinary and regular course of business and not otherwise prohibited under this Section
5.1 and except as otherwise consented to in writing by Purchaser;

          (b) Use its reasonable efforts to preserve intact the goodwill and business organization of the Business, to keep the officers and employees of the Business available to Purchaser and to preserve the relationships of the Business with customers, suppliers and others having business relations with the Business;

          (c) Not (i) sell any of the Assets, (ii) create, incur or assume any indebtedness secured by the Assets, or (iii) grant, create, incur, or suffer to exist any liens or encumbrances on the Assets which did not exist on the date hereof;

          (d) Not amend, modify or extend in any manner the terms of any employment agreement with any employee of Seller;

          (e) Perform in all material respects all of its obligations under all Scheduled Leases (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Scheduled Lease;

          (f) Use its reasonable efforts to continue to maintain and service the Assets used in the conduct of the Business in the same manner as has been its consistent past practice; and

          (g) Use its reasonable efforts to maintain its inventory of products and stock-in-trade at normal levels in the ordinary course of business.

          (h) Cooperate with Purchaser in the consummation of the purchase by Purchaser of certain other businesses that Purchaser has identified to Seller.

     Section 5.2 Financing. Upon the execution of this Agreement, Purchaser shall diligently and expeditiously make a good faith reasonable effort to obtain bridge financing (hereinafter referred to as "Bridge Financing") for itself or an affiliated company in the sum of $250,000 which sum shall be obtained by the Purchaser or its affiliate by no later than October 15, 1998. Purchaser will promptly notify Seller upon its receipt of the Bridge Financing. Purchaser and/or its affiliate Mikes shall make all reasonable efforts to file with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") for secondary financing ("Filing Date") in the gross amount of at least $3,000,000 by not later than October 15, 1998 (hereinafter referred to as "Secondary Financing"). In the event Purchaser shall fail to make reasonable efforts to file the Registration Statement on or before the Filing Date, Seller can either (i) terminate this Agreement pursuant to Section 8.1 pursuant to written notice delivered on or prior to October 20, 1998 or (ii) accept the $5,000 payments described below. In the event that the closing for the Secondary Financing shall not occur on or before November 1, 1998, Purchaser shall pay to Seller $5,000 on the first business day of every month, commencing November 1998, pro-rated thorough the Closing Date.

     Section 5.3 Inspection and Access to Information. Between the date of this Agreement and the Closing Date, Seller will provide Purchaser and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances to any and all of its employees, premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause its officers to furnish to Purchaser and its authorized representatives any and all financial, technical and operating data and other information pertaining to the Business, as Purchaser shall from time to time reasonably request.

     Section 5.4 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated herein to be effected on the Closing Date in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

          (a) Each of Seller and Purchaser shall cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain any required approval of any federal, state, or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement.

          (b) Each party shall give prompt written notice to the other parties hereto of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or that will or may result in the failure to satisfy any of the conditions specified in Article 6 hereof and (ii) any failure of such party, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (c) Seller shall secure all necessary consents of third parties to the assignment to Purchaser of all Scheduled Leases included in the Assets.

     Section 5.5 Maintenance of Seller's Corporate Existence. From the date hereof to the Closing Date, and thereafter if requested by Purchaser, Seller shall maintain its corporate existence in good standing with the jurisdiction of its incorporation and enter into any agreement with Purchaser for no additional consideration as is reasonably necessary to provide Purchaser with the full benefit all product distribution and other agreements to which Seller is a party and Seller shall resell and deliver to Purchaser all products purchased under any such distribution agreement at Seller's Cost.

     Section 5.6. Appointment to Board of Directors. Upon the Closing, the Purchaser shall use all reasonable efforts to cause its Board of Directors to appoint Gerald Schneider as a member of its Board of Directors and to provide directors and officers liability insurance to Mr. Schneider and its other directors.

     Section 5.7 Right to Repurchase Common Stock. During the period commencing on the Closing Date and ending on the date which is 18 months from the Closing Date, Purchaser shall have the right to repurchase at the Market Price, from time-to-time, in whole or in part, the Shares delivered to Seller in payment of the Purchase Price. Purchaser shall exercise this right by delivery of written notice to Seller (a "Repurchase Notice") which sets forth the number of Shares which Purchaser desires to repurchase and the date on which the repurchase shall be consummated (a "Repurchase Date"). On any Repurchase Date, Seller shall deliver to Purchaser the number of Shares specified in the Repurchase Notice and Purchaser shall deliver to Seller an amount equal to such number of Shares multiplied by the Market Price, together with a certificate evidencing the balance, if any, of any Shares not repurchased.

     Section 5.8 Price Guarantee. Purchaser agrees that if, on the date which is 18 months following the Closing Date, the Value (as defined below) of a Share is not at least equal to the Market Price then Purchaser will issue to Seller additional shares of Common Stock so that the aggregate Value of the Shares and such additional shares of Common Stock shall be at least equal to (a) the number of Shares multiplied by the Market Price minus (b) the number of Shares repurchased under Section 5.7 multiplied by the Market Price of such repurchased Shares. In the event that the number of additional shares of Common Stock required to be issued hereunder pursuant to the terms of this Section 5.8 is not a whole number, then the number of shares to be issued will be rounded to the nearest whole number, and no fractional shares will be issued. Purchaser will issue such additional shares of Common Stock within ten (10) business days following the date set forth above. For the purposes of this Section 5.8 and in
Section 5.9, the Value of the Shares shall mean the average of the closing sale price of shares of Common Stock on the ten (10) trading days preceding the third business day prior to the applicable date. The price guarantee contained in this
Section 5.8 shall be secured by a security interest as set forth in the Security Agreement.

     Section 5.9 Sale of Shares. Purchaser and Seller agree that if, on the date which is 18 months following the Closing Date, Seller is still the owner of any Shares, Seller will sell such Shares and any shares of Common Stock issued to Seller pursuant to Section 5.8 through a broker designated by Purchaser. In the event that the average price per share of Common Stock received by Seller upon such sale is less than the Market Price, Purchaser will deliver to Seller in cash, within 60 days of such 18-month date, the amount of such difference multiplied by the number of Shares so sold by Seller. In the event that the average price per share of Common Stock exceeds the Market Price, Seller shall be entitled to receive such excess amount.

     Section 5.10 Restrictions on Sale. All offers and sales of the Shares prior to the expiration of the 18-month period commencing on the Closing Date of this Agreement shall only be made with the written consent of Purchaser in its sole discretion, provided, that in no event shall any such sale be made other than pursuant to registration of the Shares under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and otherwise in compliance with applicable securities laws. Seller shall be entitled to offer and sell Shares during such 18-month period without Purchaser's written consent following an "Event of Default" by Purchaser under the Security Agreement, as defined therein.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

     Section 6.1 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the acquisition of the Business and the Assets and to assume the Assumed Obligation shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Seller set forth in Article 3 of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as through made on and as of the Closing Date.

          (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

          (c) Authorization of Transactions. All corporate action necessary by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

          (d) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

          (e) Authorization by Purchaser's Board of Directors. Purchaser shall have obtained the approval and authorization of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby from its Board of Directors.

          (f) Employment Agreement with Gerald Schneider. Purchaser shall have entered into, or shall enter into on the Closing Date, an employment agreement with Gerald Schneider, in substantially the form of Exhibit 6.1(f) attached hereto (the "Employment Agreement") and the Purchaser shall have obtained the approval and authorization of the execution, delivery and performance of the Employment Agreement from its Board of Directors.

          (g) Financing. On or before October 15, 1998, Purchaser and/or its affiliate shall have obtained Bridge Financing. In addition, Purchaser shall have filed for the Secondary Financing as provided for in Section 5.2 and shall have obtained the Secondary Financing at or prior to Closing.

          (h) Due  Diligence  Period.  On or before the date which is forty-five
(45) days subsequent to the date of execution of this Agreement, Purchaser shall have had access to the financial and business records of Seller for Purchaser's due diligence investigation of Seller and shall have concluded based on such records, in its sole and absolute discretion, that there is no circumstance that would make the transaction contemplated by this Agreement economically and financially unfeasible for Purchaser.

          (i) Certificates. Seller shall furnish Purchaser with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.1(a), (b), (c) and (d).

          (j) Leases. Purchaser shall have received consents to assignment of all Scheduled Leases or written waivers of the provisions of any Scheduled Leases requiring the consents of third parties and Purchaser shall have entered into an acceptable one (1) year lease with Seller's landlord at 1122-1130 and 1161-1165 Southern Boulevard, Bronx, New York (the "Premises"), for the lease of the Premises at a monthly rental of $7,500.00 plus electric. At the end of the first six months of the lease term the monthly rental shall be increased to a total monthly rental of $8,400 per month plus electric. Purchaser shall be entitled to all rents from the current sub-tenants of such premises during the term of such lease, and Seller or its landlord shall remain responsible for all taxes, maintenance costs and other fees and expenses related to such Premises during the term of the lease, except any and all electrical and freezer maintenance. The parties agree that the landlord of the Premises may allocate such rental income as it sees fit.

          (k) Assumed Obligation. Seller shall have received the consent of the Creditor to Purchaser's assumption of the Assumed Obligation under the terms set forth herein.

          (l) Audited Financial Statements. Purchaser shall have received audited financial statements prepared accordance with generally accepted accounting principles for Seller's last two fiscal years that indicate a sales volume substantially in accordance with that indicated in the unaudited financial statements previously made available by Seller to Purchaser. Further, Purchaser shall have received year-to-date financial statements of Seller for 1997 that indicate an annualized sales volume substantially the same as that of each of Seller's previous two fiscal years.

          (m) Condition of Assets. All of the Assets shall be in good condition and shall not have been subject to any loss or casualty, or, in the event of any loss or casualty, Purchaser, in its sole and absolute discretion, shall elect to accept substitute assets or reasonable compensation for such loss or casualty from Seller or Seller's insurer.

     Section 6.2 Conditions to Obligations of Seller. The obligations of Seller to effect the sale of the Business and the Assets and the assignment of the Assumed Obligation shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Article 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as through made on and as of the Closing Date.

          (b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

          (c) Authorization of Transactions. All corporate action necessary by Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken, including, but not limited to, the approval and authorization of the execution, delivery and performance of this Agreement and the Employment Agreement by the Board of Directors of the Purchaser and of Mikes.

          (d) Consents. Except as disclosed in writing to Purchaser by Seller, all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

          (e) Employment Agreement with Gerald Schneider. Purchaser shall have entered into, or shall enter into on the Closing Date, the Employment Agreement with Gerald Schneider in substantially the form of Exhibit 6.1(e) attached hereto.

          (f) Financing. Purchaser shall have obtained the Bridge Financing, met its obligations as to the Registration Statement Filing Date in accordance with
Section 5.2 and shall have received or at Closing will receive the Secondary Financing.

          (g) Certificates. Purchaser shall furnish Seller with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.2(a), (b) and (c).


                                    ARTICLE 7
                         ADDITIONAL CLOSING OBLIGATIONS

                             [INTENTIONALLY OMITTED]



                                    ARTICLE 8
                                   TERMINATION

     Section 8.1 Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual agreement of the Boards of Directors of the Purchaser and Seller;

     (b) by Seller, if the conditions set forth in Section 5.2 or 6.2 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Purchaser on or before the Closing Date;

     (c) by Purchaser, if the conditions set forth in Section 6.1 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by is nature cannot be cured or eliminated) by Seller on or before the Closing Date;

          (d) by either Seller or Purchaser if (i) the Bridge Financing has not been received by October 15, 1998; (ii) the Registration Statement has not been filed by the Filing Date; or (iii) the Secondary Financing has not closed by the Date of Closing.

          (e) by Purchaser if Purchaser determines as a result of its due diligence investigation of Seller that the transaction contemplated by this Agreement is not economically or financially feasible for Purchaser.

     Section 8.2 Specific Performance and Other Rights. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     Section 8.3 Effect of Termination. In the event of termination of this Agreement pursuant to this Article 8 or as a result of Purchaser's diligence investigation or due to Purchaser's failure to obtain the Bridge Financing or to file the Registration Statement in accordance with Section 5.2 or close on Secondary Financing by the Closing Date, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or its respective officers, directors or stockholders, except for obligations under
Section 10.10 and this Section, all of which shall survive the termination. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement.


                                    ARTICLE 9
                                 INDEMNIFICATION


     Section  9.1  Indemnification  Obligations  of  Seller.  From and after the
Closing, Seller shall indemnify and hold harmless the Purchaser and its subsidiaries and affiliates (including Purchaser, each of their respective officers and directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

          (a) Any Excluded Liability or any and all other liabilities and obligations of Seller of any nature whatsoever, including but not limited to claims under Article 6 (Bulk Transfers) of the New York Uniform Commercial Code;

          (b) Any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any Purchaser Indemnified Party that relate to Seller, the Assets or the Business to the extent the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of Seller or any affiliate, officer, director, employee, agent, representative or subcontractor of Seller;

          (c) Any breach of any representation, warranty, covenant, agreement or undertaking made by Seller in this Agreement or in any certificate, agreement, exhibit, schedule or other writing delivered by Seller to Purchaser in connection with the matters contemplated hereby or pursuant to the provisions hereof (collectively, the "Seller Ancillary Documents"); or

          (d) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by the Seller in this Agreement or the Seller Ancillary Documents.

     Section 9.2 Liquidated Damages. Except as set forth in Sections 1.6 and 1.8 hereof, in the event Purchaser makes any payment to any creditor of Seller, Seller, in addition to its indemnification responsibilities as provided herein, shall pay to Purchaser, and shall be jointly and severally liable to Purchaser for, liquidated damages equal to twenty percent (20%) of the aggregate amount paid by Purchaser to each creditor of Seller.

     Section 9.3 Indemnification Obligations of Purchaser. From and after the Closing, Purchaser shall indemnify and hold harmless Seller and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

          (a) Any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any Seller Indemnified Party that relate to Purchaser or the Business to the extent the principal event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Purchaser or any affiliate, officer, director, employee, agent, representative or subcontractor of Purchaser;

          (b) Any breach of any representation, warranty, covenant, agreement or undertaking made by Purchaser in this Agreement or in any certificate, agreement, exhibit, schedule or other writing delivered by Purchaser to Seller in connection with the matters contemplated hereby or pursuant to the provisions hereof (collectively, the "Purchaser Ancillary Documents"); or

          (c) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by the Purchaser in this Agreement or the Purchaser Ancillary Documents.

     Section 9.4 Notice and Opportunity to Defend. Each party seeking indemnification hereunder shall provide prompt written notice to the other of the indemnified party's receipt of a claim for which indemnification is sought and shall permit the indemnifying party to defend against such claim, provided that the indemnifying party shall remain liable for all damages, claims, costs and expenses incurred by the indemnified party notwithstanding the indemnifying party's defense.

     Section  9.5  Jurisdiction and Forum.

          (a) By the execution and delivery of this Agreement, each Indemnifying Party irrevocably designates and appoints each of the parties set forth under its name below as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court in the State of New York.


          Seller:               Spanton & Parsoff LLP
          ------                425 Broad Hollow Road
                                Melville, NY 11747
                                Attention: Neil M. Parsoff, Esq.




          Purchaser:            Mikes Original, Inc.
          ---------             366 North Broadway
                                Suite 410
                                Jericho, NY 11753
                                Attention: Arthur Rosenberg

In addition, each party agrees that service of process upon the above-designated individuals shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. The foregoing shall not limit the rights of any party to serve process in any other matter permitted by law.

          (b) The parties hereto hereby agree that the appropriate forum and venue for any disputes between any of the parties hereto arising out of this Agreement shall be any state or federal court in the State of New York and each of the parties hereto hereby submits to the personal jurisdiction of any such court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.





                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

     Section 10.1 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made on the date delivered if delivered in person, on the date initially sent if delivered by telecopy transmission followed by mailed confirmation, on the date delivered if delivered by a nationally recognized overnight courier service or on the date sent if mailed by certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

          To Purchaser:         Mike's Original, Inc.
                                366 North Broadway
                                Suite 410
                                Jericho, NY 11753


          With copy to:         David H. Lieberman, Esq.
                                Blau, Kramer, Wactlar & Lieberman, P.C.
                                100 Jericho Quadrangle
                                Suite 225
                                Jericho, New York 11573

          To Seller:            Jerry's Ice Cream Co., Inc.

          With copy to:         Spanton & Parsoff LLP
                                425 Broad Hollow Road
                                Melville, NY 11747
                                Attention: Neil M. Parsoff, Esq.

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

     Section 10.2 Schedules and Exhibits. All Schedules and Exhibits annexed hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

     Section 10.3 Assignment; Successors in Interest. No assignment or transfer by Purchaser or Seller of their respective rights and obligations hereunder prior to the Closing shall be made except with the prior written consent of the other parties hereto. Notwithstanding the foregoing, Purchase shall have the right to assign this Agreement without Seller's consent to any entity whose capital stock is publicly traded and to whose Board of Directors Gerald Schneider has been elected or appointed or any entity controlled by the principal shareholders of Purchaser. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

     Section 10.4 Investigations; Representations and Warranties. The representations, warranties and covenants of Seller and Purchaser set forth in this Agreement shall not be extinguished by the Closing and shall survive the Closing Date. Notwithstanding anything to the contrary set forth in this Section 10.4, (i) the indemnification obligations of Seller and Purchaser set forth in Sections 9.1 and 9.5, respectively, shall survive the Closing and shall terminate on the expiration of the applicable statutes of limitation relative to the liability relating to such indemnification obligations and (ii) this Section
10.4 shall not limit or restrict Seller or Purchaser's remedy against the other or any other person for fraud, willful misconduct, bad faith or any other intentional breach of any representation, warranty, covenant or agreements contained herein.

     Section 10.5 Captions. The titles and captions contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     Section 10.6  Controlling Law; Integration; Amendment.

          (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to New York's choice of law rules. This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto.

          (b) Amendments to this Agreement may be proposed by the parties hereto by or pursuant to action taken by their respective Boards of Directors at any time; provided, however, that this Agreement may not be amended, modified or supplemented except by written agreement executed by each of the parties hereto.

     Section 10.7 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

     Section 10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

     Section 10.9 Waiver. At any time prior to the Closing, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts of any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     Section 10.10 Fees and Expenses. Purchaser shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its accountants and counsel. Seller shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its accountants and counsel, except that (i) Purchaser shall select and engage an accounting firm and shall be responsible for the payment of the accounting fees for the auditing of Seller's financial statements for its last two fiscal years and (ii) at Closing, Purchaser will pay the reasonable legal fees of counsel to Seller and to New Yorker Ice Cream Corp., Kerry Group Ltd. and Ted Ketsoglou incurred in connection with the Asset Purchase Agreement dated as of July 20, 1998 between the Purchaser and New Yorker Ice Cream Corp., Kerry Group Ltd. and Ted Ketsoglou in an amount not to exceed an aggregate $30,000. In the event that Purchaser is unable to secure a Commitment on or prior to the Commitment Date and all other conditions to Purchaser's obligation to close shall have been satisfied by such date, then, in such event Purchaser shall pay Seller's actual and reasonable attorneys fees incurred in preparation of this Agreement in an amount not to exceed $3,000.00. Purchaser shall be responsible for any reasonable legal fees incurred by Seller in connection with any enforcement by Seller of its rights under Section 5.8 of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.


     (corporate seal)                   MIKES' ORIGINAL, INC.

Attest:
By:_________________________              By:___________________________________


Title:_____________________             Title:__________________________________







     (corporate seal)                   JERRY'S ICE CREAM CO., INC.

Attest:

By:_________________________              By:___________________________________


Title:______________________             Title:_________________________________

                             EXHIBITS


EXHIBIT 1.6(a)-1                      Promissory Note

EXHIBIT 1.6(a)-2                      Security Agreement

EXHIBIT 6.1(e) Employment Agreement between Multi Venture Partners Ltd and Gerald Schneider

                                  SCHEDULE 1.2

                                 Physical Assets

                           Jerry's Ice Cream Co., Inc.

1.   Trucks                             Vin
     1 1990 International Truck         1HTSDTLN7LH249603
     1 1981 International Truck         1HTAA18E3BHA17831

2.   50 - Universal 2- Door Low Temperature Merchandisers - 6'

3.   50 - Universal 2- Door Low Temperature Merchandisers- 8'

                                  SCHEDULE 3.1

                         SUBSIDIARIES AND JOINT VENTURES

     NONE

                                 SCHEDULE 3.4(b)

                          SCHEDULED LEASES AND LICENSES

     NONE

                                  SCHEDULE 3.5

                           SELLER'S LEGAL PROCEEDINGS

     NONE

                                  SCHEDULE 3.9

          PATENTS, TRADEMARKS, SERVICE MARKS, TRADENAMES OR COPYRIGHTS

1.   "Jerry's Ice Cream Co., Inc."

                                  SCHEDULE 4.5

                          PURCHASER'S LEGAL PROCEEDINGS

1. Darigold, Inc., a manufacturer formerly used by the Company, alleges that the Company has defaulted under the payment terms of a promissory note and that $29,753.85, which includes interest and costs, is due immediately. In addition, Darigold alleges that in connection with the termination of the manufacturing agreement between the Company and Darigold, $59,379.00, representing the alleged value of raw materials inventory, is currently also due. To date, Darigold, Inc. has not commenced litigation.